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                                                                   EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in this Registration Statement of Form S-4 (File Nos. 333-50305 and 50305-01) of our report dated April 15, 1998, on our audit of the balance sheet of Eagle Family Foods, Inc. and the consolidated balance sheet of Eagle Family Foods Holdings, Inc. as of January 23, 1998. We also consent to the reference to our Firm under the caption "Experts".

                                          Coopers & Lybrand L.L.P.

Columbus, Ohio

June 12, 1998